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                                                                   Exhibit 10.16

                Form of Registrant's Software License Agreement


                          SOFTWARE LICENSE AGREEMENT

This Software License and Support Agreement is entered into by and between Portal Software, Inc, a Delaware corporation with principal offices located at 10200 South De Anza Boulevard, Cupertino, California 95014 ("Portal") and ___________________________, a ________________________ corporation with principal offices located at _____________________________________ ("Licensee")
and shall become effective on the date it is signed by Portal ("Effective
Date").

1 DEFINITIONS

The following terms shall have the meanings set forth below. Additional terms may be defined on attached Schedule A. "Agreement" means this Software License Agreement, including any and all attached Schedules, addenda amendments hereto and Orders hereunder. "Application" means the scope of activity for which the Licensed Software will be used as specified on attached Schedule A. The Licensed Software will not be used for any other purpose or activity outside of the designated Application without Portal's explicit prior written consent. "CDR" means a call detail record, an event detail record or other instance of data pertaining to an incoming or outgoing communication (such as time, duration, identity or location of sender or recipient, etc.). "Confidential Information" means this Agreement, and any and all software (whether in object code or source code), user documentation, data, drawings, benchmark tests, specifications, Documentation, release notes, trade secrets, logins, passwords and other access codes and any other information disclosed by one party to the other which is (i) conspicuously marked "confidential" or "proprietary" if in tangible form, (ii) identified as "confidential" or "proprietary" at the time of disclosure or (iii) any other information that, when taking into consideration the circumstances surrounding disclosure of the same, a reasonable person would determine to be of a confidential or proprietary nature. "Delivery Date" means the date that Portal provides Licensee with a working login and password sufficient to allow Licensee to download the Licensed Software over the Internet from Portal's customer website (www.pin.com) or in the case of products that are not distributed by
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electronic download, the date on which Portal ships such products. "Designated
Support Representatives" means the primary technical support liaison and backup technical support liaison designated by Licensee. Licensee may change its Designated Support Representatives by providing Portal with ten (10) days prior written notice. Each Designated Support Representative shall attend the Licensed Software training classes specified on Schedule A. "Documentation" means the installation instructions and user manuals for the Licensed Software. "Licensed Software" means collectively (i) the software products designated on Schedule A in executable form (object code), (ii) Documentation, (iii) any source code or object code provided to Licensee by Portal (including without limitation SDK - software development kit - products) and (iv) Updates. Notwithstanding the foregoing, for purposes of the sections of this Agreement titled "Support Services" "Warranty", "Licensed Software" shall not include enhancements or modifications of the Licensed Software products or Documentation not made generally available to all licensees of the Licensed Software. "Licensed Software Database" means the database (or linked databases) associated with the Licensed Software within which the Customer Records are stored. "Licensor" means the licensor or authorized distributor of a Third Party Product. "Major Release" means a release version of the License Software that provides significant additional functionality, improved performance or material changes to the Documentation. Major Releases are represented by a release number X.Y (e.g., 4.2, 5.0, 6.1). "Minor Release" means a release version of the Licensed Software that does not provide significant additional functionality, improved performance or material changes to the product or associated Documentation. Minor Releases are represented by release numbers X.Y.Z (e.g., 4.2.1, 5.0.2, 6.1.3). "Order" means the ordering document attached to this Agreement as Schedule B by which Licensee may order additional Subscriber licenses, CDR licenses, software product licenses or services. An Order shall become effective on the date it is countersigned by Portal. "Restricted Release" means any version of the Licensed Software marked alpha, beta or which is otherwise designated as a Restricted Release. "Subscriber" means an individual customer record ("Customer Record") in a Licensed Software Database. A Customer Record may be referred to as an "account object" or a "service object" in the Licensed Software and Documentation. The types of Subscribers licensed by Licensee under this Agreement and their associated pricing are set forth on Schedule A. If the Licensed Software is used to authenticate, bill, rate or otherwise track the activities of individual users within a corporate or group account ("Organizational Hierarchy"), each such individual user will be deemed a separate "Subordinate Subscriber". Subordinate Subscribers will be appropriately categorized into their applicable sub-class in accordance with the criteria set forth on Schedule A. "Support Services" means the technical and maintenance support for the Licensed Software purchased by Licensee as set forth on attached Schedule A. "Third Party Product" means a software product that is owned or licensed by an entity other than Portal, which entity has authorized Portal to sublicense its software product(s) with or embedded within the Licensed Software. Third Party Products can only be used in conjunction with the Portal Licensed Software to process data processed by the Licensed Software. "Update" means a subsequent release of a Licensed Software product that is generally made available to licensees of that Licensed Software product at no additional charge. Updates do not include any release, option or future product that Portal licenses separately from the Licensed Software.

2  LICENSE
2.1 Portal grants Licensee a perpetual, non-exclusive, nonsublicensable, nontransferable license to install the Licensed Software on one or more computers located at the Production Site(s) set forth on Schedule A and that share the same Licensed Software Database. Licensee will use the Licensed Software only for the Application and only for the number of Subscribers and/or CDRs licensed under this Agreement.

2.2 Licensee may install one (1) copy of the Licensed Software on a secondary non-production system for disaster recovery purposes only located at the Backup Site location set forth on Schedule A. Licensee may install one (1) copy of the Licensed Software at the Development Site location set forth on Schedule A to be used solely for Licensee's internal testing, training and development use. Licensee may make a reasonable number of backup copies of the Licensed Software exclusively for inactive archival purposes only. Except as set forth hereinabove, Licensee shall not reproduce Licensed Software, in whole or in part. All titles, trademark symbols, copyright symbols and legends, and other proprietary markings incorporated in, marked on, or affixed to any Licensed Software must be reproduced on every copy of the Licensed Software and shall not be removed or obliterated.

2.3 Licensee may modify the business policy facilities modules source code provided by Portal however only in the manner set forth in the applicable Documentation. Licensee is hereby granted a royalty free, perpetual, nonexclusive license to use any such modifications only in conjunction with the Licensed Software and subject to the same restrictions as the Licensed Software. Notwithstanding the foregoing, Portal shall not be precluded from developing, using, marketing, distributing, or otherwise exploiting modifications of the business policy facilities modules source code developed by Portal.

2.4 Portal or its Licensors shall at all times retain ownership of the Licensed Software including without limitation any and all intellectual property rights therein and copies thereof.

2.5 Within five (5) business days of the Effective Date Portal will provide Licensee with a login and password which will enable Licensee to download one machine-readable copy of the Licensed Software from Portal's website or in the case of products that are not distributed by electronic download, Portal will ship such products within five (5) business days.

2.6 "Ancillary Programs" are software programs or functionality that Portal distributes with or within the Licensed Software to facilitate interoperability between the Licensed Software and other software products or functionality and that Portal generally licenses separately and

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charges additional license and Support Service fees. Licensee will not use such
Ancillary Programs unless it obtains a license therefor from Portal.

2.7 Except for the license rights expressly granted to Licensee in this Agreement, Portal grants and Licensee receives no other rights or licenses to the Licensed Software, derivative works thereof, or any intellectual property rights related thereto, whether by implication, estoppel or otherwise.

3  DEVELOPER SUITE LICENSE
For each Developer Suite license purchased by Licensee (as set forth on Schedule
A) Portal grants Licensee the right to install the Developer Suite product(s) set forth on Schedule A on a single computer for use by a single designated individual for the sole purpose of designing, developing, testing and adapting third party software products to operate in conjunction with the Licensed Software.

4  LICENSE RESTRICTIONS
Licensee will not itself, or through any parent, subsidiary, affiliate, agent or other third party sell, lease, license, sublicense, modify (except as expressly permitted in the applicable Documentation or as explicitly authorized by Portal in writing) or encumber the Licensed Software or any part thereof. Except to the minimum extent necessary to comply with applicable law (and then only to the minimum extent allowed under such law to achieve interoperability with other independently created computer software programs), Licensee will not itself, or through any parent, subsidiary, affiliate, agent or other third party decompile, disassemble, or reverse engineer any portion of the Licensed Software or attempt to discover any source code or underlying ideas or algorithms of any Licensed Software. Except as otherwise explicitly provided in this Agreement, Licensee will not use the Licensed Software to provide processing services to third parties, commercial timesharing, rental or sharing arrangements, or on a "service bureau" basis or otherwise use or allow others to use the Licensed Software for the benefit of any third party. Licensee will not provide, disclose, divulge or make available to, or permit use of the Licensed Software by persons other than Licensee's employees, contractors and agents who are under a legally binding obligation of confidentiality consistent with the confidentiality provisions of this Agreement. Licensee will not transport, export, or re-export of the Licensed Software, in whole or in part in violation of the import or export control laws or regulations of the United States or any other applicable country.

5  LICENSE AND SUPPORT SERVICES FEES
Licensee will pay Portal the license, services and Support Services fees as set forth on Schedule A and in each applicable Order.

6  PAYMENTS AND TAXES
6.1 Invoices for amounts due under this Agreement shall be due and payable on the date set forth in Schedule A or relevant Order(s). If no date is stated, payment shall be due thirty (30) calendar days from Licensee's receipt of invoice.

6.2 All payments due under this Agreement shall be made in U.S. dollars. In addition to any remedies Portal may have hereunder or at law, any payments more than thirty (30) days overdue will bear a late payment fee of 1.5% per month commencing from the payment due date. If the foregoing would not be enforceable under applicable law, then the applicable late payment fee shall be an amount equal to the maximum rate allowed by law, accruing from the payment due date.

6.3 Portal may suspend or terminate Support Services for non-payment continuing for more than fifteen (15) calendar days after Licensee's receipt of a written notice from Portal informing of the failure to pay when due. Portal shall have no liability for damages sustained by Licensee resulting from such termination or suspension of Support Services pursuant to this Section 6.3.

6.4 The amounts set forth in this Agreement and all Orders hereunder are exclusive of all taxes (including without limitation, value added taxes and withholding taxes), tariffs, duties and the like. If Portal is required to pay any sales, use, value-added, withholding or other tax, tariff, duty, etc., (other than taxes on Portal's net income) on the licenses or services provided pursuant to this Agreement or pertaining to Licensee's use of the Licensed Software, then such taxes shall be billed to and paid by Licensee.

7  SUPPORT SERVICES
Provided Licensee has paid the applicable Support Services fees, Portal, directly or through or its authorized agent, shall provide Licensee with technical support services in accordance with the Support Services plan purchased by Licensee as set forth on Schedule A. Portal reserves the right to modify its Support Services plans any time. Portal will notify Licensee in writing of any material modifications to Portal's Support Services plans. Licensee shall designate one primary technical support liaison and one backup technical support liaison who will be permitted to contact Portal during applicable technical support services hours. Portal will support each Major Release of the Licensed Software for at least eighteen (18) months from its initial commercial release ("Support Term"). Portal shall have no obligation to support (i) Licensed Software which has been damaged due to Licensee's negligence, abuse, or misapplication, (ii) Licensed Software which has been modified or altered in a manner not expressly authorized by Portal, (iii) problems caused by use of the Licensed Software other than in accordance with the Documentation, or (iv) Licensed Software installed in an operating environment or hardware platform other than that for which it has been designed as set forth in the applicable Documentation. Licensee will reasonably cooperate with Portal in the resolution of support issues and, upon Portal's request and during normal business hours, shall provide Portal with remote access to the equipment on which the Licensed Software is installed and/or operating. Portal will abide by Licensee's security policies and procedures and will only use such remote access to provide Support Services for the Licensed Software. Licensee understands that failure to provide Portal with such remote access may result in delayed resolution of Support Services issues. If Licensee fails to provide Portal with the above described remote access, Portal shall have no liability for damages arising from delays which could reasonably have been avoided had Licensee provided Portal with above-described dial-in access. Unless cancelled by Licensee at least sixty (60) days prior to the termination of the then current annual Support Services term, Support Services for supported products will automatically renew at the same support level (if available) unless terminated by Licensee or Portal as permitted under this Agreement.

8  CONSULTING SERVICES
Subject to payment of the applicable fees, Portal will provide Licensee with the Support Services, training services and technical account management ("TAM") services set forth on Schedule A. Additionally, Portal may from time to time provide Licensed Software implementation or other professional consulting services agreed to by both parties ("Consulting Services"). Prior to the scheduling of such Consulting Services, Licensee and Portal will enter into a Professional Services Agreement separate from this Agreement. Unless otherwise agreed in writing, all Consulting Services will be billed on a time and materials basis. Consulting Services are bid separately from the Licensed Software licenses, and Licensee may acquire either Licensed Software licenses or Consulting Services without acquiring the other.

9  RESTRICTED RELEASES
If Licensee is selected for participation and elects to participate in a Restricted Release program, Licensee agrees (i) Portal shall have no obligation to correct errors in or deliver updates to the Restricted Release, (ii) Portal shall have no obligation to support the Restricted Release, (iii) Licensee will provide Portal with appropriate test data for the Restricted Release if necessary to resolve problems in the Restricted Release encountered by Licensee and will promptly report to Portal any error discovered in the Restricted Release, (iv) the Restricted Release is experimental, may contain problems and errors and is being provided to Licensee on an "AS-IS" basis with no warranty of any kind, express or implied, (v) neither party will be responsible to the other for any losses, claims or damages of whatever nature, arising out of or in connection with the performance or nonperformance of the Restricted Release,
(vi) Licensee will not use the Restricted Release in production applications without the prior written approval of Portal, and (vii) Licensee will stop using and return or destroy any Restricted Release promptly upon Portal's request.

10  TERMINATION
Portal may terminate a license to a Licensed Software product if Licensee fails to pay the license fee therefor within fifteen (15) calendar days after written notice from Portal that payment is past due. Either party may terminate this Agreement if the other party breaches a material term of this Agreement and fails to cure such breach within sixty (60) calendar days after receipt of written notice describing the breach in reasonable detail. Upon termination of this Agreement, all licenses granted hereunder shall immediately terminate, Licensee shall immediately cease using the Licensed Software and Documentation and Licensee shall certify in writing to Portal that all copies (in any form or media) have been destroyed or returned to Portal. Termination shall not relieve Licensee from paying all amounts accrued under this Agreement prior to termination and shall not limit either party from pursuing any other available remedies. Sections 4, 5,

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6, 10, 11, 13, 14, 15.1, 17, 18 and 19 shall survive termination or expiration of this Agreement.

11  INFRINGEMENT INDEMNITY
Portal at its own expense shall (i) defend or at its option settle, any claim or suit against Licensee on the basis of infringement of any trademark, copyright, trade secret or United States patent ("Intellectual Property Rights") by the Licensed Software or permitted use thereof, and (ii) pay any final judgment entered against Licensee on such issue or any settlement thereof, provided (a) Portal has sole control of the defense and/or settlement, (b) Licensee notifies Portal promptly in writing of each such claim or suit and gives Portal all information known to Licensee relating thereto, and (c) Licensee cooperates with Portal in the settlement and/or defense. (Licensee shall be reimbursed for all reasonable out-of-pocket expenses incurred in providing any cooperation requested by Portal.) If all or any portion of the Licensed Software is, or in the opinion of Portal may become, the subject for any claim or suit for infringement of any Intellectual Property Rights, Portal may, and in the event of any adjudication that the Licensed Software or any part thereof does infringe or if the permitted use of the Licensed Software or any part thereof is enjoined, Portal shall, at its expense do one of the following things: (1) procure for Licensee the right to use the Licensed Software or the affected part thereof; (2) replace the Licensed Software or affected part with other suitable programs; (3) modify the Licensed Software or affected part to make it non-infringing; or (4) if Portal reasonably determines that none of the foregoing remedies are commercially feasible, refund the aggregate payments made by Licensee for the Licensed Software or affected part thereof. Portal shall have no obligations under this Section 11 to the extent a claim is based upon (A) the use of any version of the Licensed Software other than a current, unaltered version provided by Portal, if infringement would have been avoided by a current unaltered version; or (B) combination, operation or use of the Licensed Software with software and/or hardware not delivered by Portal if such infringement could have been avoided by combination, operation or use of the Licensed Software with other software and/or hardware. This Section 11 states the entire liability of Portal and the exclusive remedy of Licensee with respect to any alleged infringement by the Licensed Software or any part thereof.

12  WARRANTY
12.1 For ninety (90) calendar days from the Effective Date of this Agreement ("Warranty Period") Portal warrants that the Licensed Software when properly used will operate in all material respects with its Documentation. If Licensee provides Portal with written notice during the Warranty Period that the Licensed Software fails to operate as warranted in this Section 12.1, Portal will use reasonable efforts to cure the defect and make the Licensed Software operate as herein warranted. Licensee's sole remedy in the event of breach by Portal of this Section 12.1 shall be (i) replacement of the defective Licensed Software program or defective portion thereof or (ii) termination of the license for the nonconforming Licensed Software product and refund of the license fees paid therefor. Portal shall have no obligations under this Section 12.1 to the extent noncompliance results from (a) modification of the Licensed Software not authorized by Portal, or (b) use of the Licensed Software for a purpose or in a manner other than that for which it was designed. This Section 12.1 states Portal's entire liability and Licensee's exclusive remedy with respect to any breach by Portal of this Section 12.1.

12.2 Portal warrants that any services (including without limitation TAM, training, implementation workshop or Support Services) performed under this Agreement will be performed in a professional workmanlike manner consistent with industry practices.

13  WARRANTY DISCLAIMER
EXCEPT AS EXPLICITLY SET FORTH IN SECTIONS 11 AND 12 ABOVE, PORTAL AND ITS LICENSORS MAKE NO WARRANTIES, WHETHER EXPRESS OR IMPLIED, OR STATUTORY REGARDING OR RELATING TO THE LICENSED SOFTWARE OR THE DOCUMENTATION, OR ANY MATERIALS OR SERVICES FURNISHED OR PROVIDED TO LICENSEE UNDER THIS AGREEMENT. SPECIFICALLY, PORTAL DOES NOT WARRANT THAT THE LICENSED SOFTWARE WILL BE ERROR FREE OR WILL PERFORM IN AN UNINTERRUPTED MANNER. TO THE MAXIMUM EXTENT ALLOWED BY LAW, PORTAL SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF SATISFACTORY QUALITY, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE (EVEN IF PORTAL HAD BEEN INFORMED OF SUCH PURPOSE) WITH RESPECT TO THE LICENSED SOFTWARE, DOCUMENTATION AND SERVICES AND WITH RESPECT TO THE USE OF ANY OF THE FOREGOING.

14  LIMITATION OF LIABILITY
14.1 IN NO EVENT SHALL EITHER PARTY OR ITS LICENSORS BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR DAMAGES FOR LOSS OF REVENUES OR PROFITS, LOSS OF USE, BUSINESS INTERRUPTION, LOSS OF DATA, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EACH PARTY AGREES TO TAKE REASONABLE ACTION TO MITIGATE ITS DAMAGES. LICENSEE AGREES TO REGULARLY BACK UP ITS DATABASE(S) IN ACCORDANCE WITH REASONABLE INDUSTRY PRACTICES.

14.2 EXCEPT IN THE CASE OF A BREACH OF SECTION 4 (LICENSE RESTRICTIONS), 11 (INFRINGEMENT INDEMNITY) OR 17 (CONFIDENTIALITY) NEITHER PARTY'S OR ITS LICENSORS' LIABILITY FOR ANY DAMAGES SHALL EXCEED AN AMOUNT EQUAL TO THE TOTAL FEES PAID AND OWED TO PORTAL UNDER THIS AGREEMENT.

15  AUDIT RIGHTS/QUARTERLY REPORTS
15.1 Licensee shall keep and maintain full, accurate and detailed records regarding its payment obligations, the licenses granted under this Agreement and the number and types of Subscribers in the Licensed Software Database and/or the number of CDRs processed. Portal may, at its expense, no more than once per year, and on thirty (30) days prior written notice, audit Licensee's use of the Licensed Software and compliance with this Agreement. Any such audits shall occur during normal business hours and shall not unreasonably interfere with Licensee's business operations. If any such audit reveals a deficiency in any amounts due to Portal hereunder, Licensee will be invoiced for such underpaid fees based on the Price List in effect at the time the audit is completed. If the underpaid fees exceed five percent (5%) of the license fees paid, then Licensee shall also pay Portal's reasonable costs of conducting the audit. Audits shall be conducted no more than once annually.

15.2 Commencing ninety (90) calendar days from each applicable Licensed Software Delivery Date, Licensee will provide Portal with quarterly reports ("License Compliance Reports") setting forth (i) the total numbers and types of Subscribers in the Licensed Software Database and the number of CDRs processed by the Licensed Software, (ii) a statement of any additional license and Support Services fees owed to Portal and a reasonable summary of how such amounts were calculated, and (iii) the then-current addresses of all locations where the Licensed Software is installed. Within thirty (30) days following the end of each calendar quarter the License Compliance Reports shall be sent to Portal care of (or such other address as Portal may designate in writing):

   License Compliance Division
   Portal Software, Inc.
   10200 South De Anza Boulevard
   Cupertino, CA 95014

16  ASSIGNMENT/BINDING AGREEMENT
Neither this Agreement nor any rights under this Agreement may be assigned or otherwise transferred by Licensee (by operation of law or otherwise), in whole or in part, including by way of merger, acquisition or sale of all or substantially all of the assets in one or more related transactions, without Portal's prior written consent.

17  CONFIDENTIALITY
Each Party acknowledges that the Confidential Information constitutes valuable trade secrets and each party agrees that it shall use the Confidential Information of the other party solely in accordance with the provisions of this Agreement and it will not disclose, or permit to be disclosed, the same directly or indirectly, to any third party without the other party's prior written consent. Notwithstanding the foregoing, either party may disclose Confidential Information, in whole or in part (i) to its employees, officers, directors, Licensors and or subcontractors who have a reasonable need to know and are legally bound to keep such information confidential by confidentiality obligations consistent with those of this Agreement, (ii) to its financing sources, auditors, attorneys, other agents, financial institutions, professional advisors and/or substantial potential investors having a reasonable need to know, having no reasonably anticipated conflict of interest with the other Party, and under a contractual or professional duty to maintain the confidentiality of the terms and conditions disclosed thereto. Each party agrees to exercise due care in protecting the Confidential Information from unauthorized use and disclosure. However, neither party bears any responsibility for safeguarding any information that it can document in writing
(a) is in the public domain through no fault of its own, (b) was properly known to it, without restriction, prior to disclosure by disclosing party, (c) was properly

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disclosed to it, without restriction, by another person with the legal authority to do so, (d) is independently developed by receiving party without use of or reference to disclosing party's Confidential Information or (e) is required to be disclosed pursuant to a judicial or legislative order or proceeding; provided that, to the extent permitted by and practical under the circumstances, receiving party provides to disclosing party prior notice of the intended disclosure and an opportunity to respond or object to the disclosure or if prior notice is not permitted or practical under the circumstances, prompt notice of such disclosure. In the event of actual or threatened breach of the provisions of Section 4 or Section 17, the non-breaching party will be entitled to seek immediate injunctive and other equitable relief, without waiving any other rights or remedies available to it.

18  NOTICE
Any notice required or permitted under the terms of this Agreement or required by law must be in writing and must be (a) delivered in person, (b) sent by registered mail, return receipt requested, (c) sent by overnight air courier, or
(d) by facsimile, in each case forwarded to the appropriate address set forth above. Either party may change its address for notice by written notice to the other party. Notices will be considered to have been given at the time of actual delivery in person, three (3) business days after posting, or one (1) business day after (i) delivery to an overnight air courier service or (ii) the moment of transmission by facsimile.

19  MISCELLANEOUS
19.1 Neither party will incur any liability to the other on account of any loss or damage resulting from any delay or failure to perform all or any part of this Agreement if such delay or failure is caused, in whole or in part, by events, occurrences, or causes beyond its control and without negligence of the parties. Such events, occurrences or causes will include, without limitation, acts of God, strikes, lockouts, riots, acts of war, earthquakes, fire and explosions, but the ability to meet financial obligations is expressly excluded.

19.2 Any waiver of the provisions of this Agreement or of a party's rights or remedies under this Agreement must be in writing to be effective. Failure, neglect or delay by a party to enforce the provisions of this Agreement or its rights or remedies at any time will not be construed to be deemed a waiver of such party's rights under this Agreement and will not in any way affect the validity of the whole or any part of this Agreement or prejudice such party's right to take subsequent action.

19.3 If any term, condition or provision in this Agreement is found to be invalid, unlawful or unenforceable to any extent, the parties shall endeavor in good faith to agree to such amendments that will preserve, as far as possible, the intentions expressed in this Agreement. If the parties fail to agree on such an amendment, such invalid term, condition or provision will be severed from the remaining terms, conditions and provisions, which will continue to be valid and enforceable to the fullest extent permitted by law.

19.4 This Agreement (including the Schedules and any addenda hereto signed by both parties) contains the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the parties with respect to said subject matter. No employee, agent, representative or affiliate of Portal has authority to bind Portal to any oral representations or warranty concerning the Licensed Software. Any written representation or warranty not expressly contained in this Agreement is unenforceable.

19.5 No terms, provisions or conditions of any purchase order, acknowledgement or other business form that Licensee may use in connection with the acquisition or licensing of the Licensed Software will have any effect on the rights, duties or obligations of the parties under, or otherwise modify, this Agreement, regardless of any failure of Portal to object to such terms, provisions, or conditions.

19.6 The parties agree to reasonably cooperate in joint marketing and public relations activities including without limitation the issuance of a joint press release announcing Licensee's selection of the Portal solution and participation in Portal's Success Stories program. Licensee's public relations personnel will have an opportunity to review and approve the final draft of any joint public relations materials before distribution to the press. Following successful implementation of the Licensed Software and at Portal's request, Portal shall be permitted to conduct a brief telephone interview (not to exceed thirty minutes without Licensee's consent) with a senior-level spokesperson within Licensee's organization involved with the implementation of the Portal solution. Portal may write and publish a high-level success story profile based on the interview and discussing the reasons supporting Licensee's choice of the Portal solution and the benefits realized by Licensee. Licensee shall have final approval over the final content of such literature prior to initial distribution by Portal. Except as provided in this Agreement, neither party will engage in joint public relations activities without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed.

19.7 Licensee agrees to be a reference account for Portal and will, at Portal's request, participate in at least four (4) telephone reference inquiries per year and at least one (1) onsite visit per year provided that Portal shall give Licensee reasonable advance notice of not less than (i) 48 hours in the case of a telephone reference visit and (ii) 7 days in the case of an onsite visit. Further, Portal shall be permitted to identify Licensee as a customer so long as such use does not imply endorsement.

19.8 This Agreement may be executed in counterparts, each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same Agreement.

19.9 Portal is an independent contractor; nothing in this Agreement shall be construed to create a partnership, joint venture or agency relationship between the parties.

19.10 If this license is acquired under a U. S. Government contract, use, duplication or disclosure by the U. S. Government is subject to restrictions set forth in FAR subparagraphs 52.227-19(a)-(d) for civilian agency contracts and DFARS 252.227-7013(c)(ii) for Department of Defense contracts. Portal reserves all unpublished rights under United States copyright laws.

19.11 In the event that this Agreement or the licenses granted hereunder should ever become subject to US bankruptcy proceedings, all rights and licenses granted under or pursuant to this Agreement by Portal to Licensee are, and shall otherwise be deemed to be, licenses of rights to "intellectual property" as defined in Section 365(n) of the Bankruptcy Code (11 U.S.C. Section 101 et. seq.). The parties agree that Licensee, as a licensee of such rights, shall retain and may fully exercise all of the rights and election under Section 365(n) of the Bankruptcy Code. The parties further agree that, in the event that any proceeding shall be instituted by or against Portal seeking to adjudicate it bankrupt, or insolvent, or seeking liquidation, winding up, reorganization, insolvency or reorganization, or relief of debtors, or seeking an entry of an order of relief, or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or it shall take any action to authorize any of the foregoing actions, Licensee shall have the right to retain and enforce its rights under this Agreement as provided under Section 365(n) of the Bankruptcy Code, including but not limited to, the right to continue to use the Licensed Software in accordance with the terms and conditions of this Agreement.

19.12 This Agreement will be interpreted and construed pursuant to the laws of the State of California and the United States without regard to conflict of laws provisions thereof, and without regard to the United Nations Convention on the International Sale of Goods. Any legal action or proceeding relating to this Agreement shall be instituted in a state or federal court in Santa Clara County, California. Portal and Licensee agree to submit to the jurisdiction of, and agree that venue is proper in, these courts in any such action or proceeding.

19.13 The prevailing party in any action to enforce this Agreement will be entitled to recover its reasonable attorney's fees and costs in connection with such action.

19.14 The provisions of this Agreement allocate the risks between Portal and Licensee. Licensee's pricing reflects this allocation of risk and the limitation of liability specified in this Agreement.

19.15 The parties have requested that this Agreement and all documents contemplated hereby be drawn up in English.

IN WITNESS WHEREOF, the authorized representatives of the parties hereby bind the parties by signing below:

_______________________________       Portal Software, Inc.
"Licensee"

By:____________________________       By:____________________________

Name:__________________________       Name:__________________________

Title:_________________________       Title:_________________________

Date:__________________________       Date:__________________________

                                   SCHEDULE A



1  LICENSED SOFTWARE
The following Portal Software products and their associated online documentation will be provided by Portal and will comprise the "Licensed Software":

 .  Infranet Base System
 .  Infranet Dial-up Manager
 .  Infranet Email Manager
 .  Infranet Netflow Manager
 .  Infranet IPT Manager
 .  Infranet Cable/CSRC Manager
 .  Infranet Cable TeraComm manager
 .  Infranet EAI Manager
 .  Infranet Wireline Manager
 .  Infranet SSM
 .  Infranet MCIS Manager
 .  Infranet LDAP Manager
 .  Infranet Brand Manager
 .  Infranet DNA
 .  Infranet MultiDB
 .  Seagate Reports for Infranet: includes one (1) Seagate(R) Crystal Info
   Designer Add-in Tool and two (2) Seagate Crystal Info Desktop Client
 .  Business Policy Facilities Modules Source Code

2  APPLICATION/SUBSCRIBERS

2.1 Application: Customer management and billing of Subscribers to Licensee's...

2.2 Subscriber Types: Licensee will use the Licensed Software only for the types of Subscribers set forth below and only within the scope of the Application. If Licensee desires to use the Licensed software for other Subscriber types or for a different scope of use then Licensee must obtain an additional license therefor from Portal for additional fees.

     2.2.1 Individual Subscriber: means is a Customer Record that represents an individual person (for the purposes of this agreement a "person" is an individual human being, not a business, corporation or other entity) that
     (i) subscribes to one or more of Licensee's consumer services within the scope of the Application or (ii) is a Subordinate Account under an Organizational Hierarchy.

     2.2.3 FreeServ Subscriber: means a Customer Record representing a Person that subscribers to a no-fee service and for which monetary balances are not associated.

     2.2.4 Business Subscriber: means a Customer Record that represents a person or entity that is not an Individual Subscriber or a FreeServ Subscriber. Business Subscriber are subcategorized as follows:

     2.2.5 "SOHO Subscriber" means a Customer Record that represents a person or entity that in the aggregate (i.e., taking into account all revenue generated by the SOHO Subscriber and its Subordinate Subscribers) generate no more than $100.00 in monthly gross revenue.

     2.2.6 "Medium Business Subscriber" means a Customer Record that in the aggregate (i.e., taking into account all evenue generated by that Medium Business Subscriber and its Subordinate Subscribers) generate more than $100.00 but less than $500.00 in monthly gross revenue.

     2.2.7 "Large Business Subscriber" means a Customer Record that in the aggregate (i.e., taking into account all revenue generated by that Large Business Subscriber and its Subordinate Subscribers) generate more than $500.00 but less than $1,500.00 in monthly gross revenue.

     2.2.8 "Very Large Business Subscriber" means a Customer Record that in the aggregate (i.e., taking into account all revenue generated by that Very Large Business Subscriber and its Subordinate Subscribers) generate more than $1,500.00 but less than $3,000.00 in monthly gross revenue.

2.3  INITIAL SUBSCRIBER LIMITS:

     2.3.1  SOHO Subscribers:

     2.3.2  Medium Business Subscribers:

     2.3.3  Large Business Subscribers:

     2.3.4  Very Large Business Subscribers:



3  INSTALLATION SITES
   ------------------
     3.1  Production Site:

     3.2  Development Site:

     3.3  Backup Site:


4  LICENSE AND MAINTENANCE SUPPORT SERVICE FEES
   --------------------------------------------

4.1  Software License Fees

     The following table sets forth the license fees for use of the Licensed Software for the Application for the number of Subscribers set forth in
     Section 2.3 above.

                   Description                     License Fee  Payment Due Date
                                                        $        Effective Date

4.2  Annual Gold Level Support Services Fees

     Portal will provide one year of Gold Level Maintenance Support Services for the number of Subscribers set forth in Section 2.3 above for the annual fee set forth below.

                   Description                     Annual Fee  Annual Payment Date
Gold Level Support Services                            $         Effective Date


4.3  ADDITIONAL SUBSCRIBER LICENSE AND SUPPORT SERVICES FEES
     -------------------------------------------------------

     For one (1) year from the Effective Date Licensee may purchase licenses to use the Licensed Software for the Application for additional Subscribers ("Additional Subscribers") for the amounts set forth below and by using the Order Form attached to this Agreement as Exhibit B. Additional Subscribers must be licensed in the incremental blocks specified and not one at a time. Associated Annual Support Services fees are due when Additional Subscribers are licensed but will be prorated over the remainder of the annual Support Services term during which they are added.

-----------------------------------------------------------------------------------------------------------------------
Subscriber Numbers                       Subscribers in Block  License Fee per Block   Annual Support Services Fee
                                                                                                Per Block
-----------------------------------------------------------------------------------------------------------------------
                                                                         $                          $
-----------------------------------------------------------------------------------------------------------------------
                                                                         $                          $
-----------------------------------------------------------------------------------------------------------------------
                                                                         $                          $
-----------------------------------------------------------------------------------------------------------------------

5  TRAINING
   Portal will provide training at its corporate training facilities in accordance with the rates set forth below. Licensee shall register for actual training class dates through Portal's website (www.portal.com). Training fees
                                                  --------------
   shall be due and payable on the Effective Date.

                 Class                   Price per   No. of Students per Class  Total
                                          Student
-------------------------------------------------------------------------------------
Customizing Infranet Business Policies    $3,000.00
-------------------------------------------------------------------------------------
Customizing Infranet Customer Center      $2,000.00
-------------------------------------------------------------------------------------
Extending Infranet                        $3,000.00
-------------------------------------------------------------------------------------
Implementing Infranet                     $3,000.00
-------------------------------------------------------------------------------------
Infranet Pricing Strategies               $1,200.00
-------------------------------------------------------------------------------------
Infranet Accounting                       $  500.00
-------------------------------------------------------------------------------------
Infranet Customer Management              $  600.00
-------------------------------------------------------------------------------------
Infranet System Administration            $2,400.00
-------------------------------------------------------------------------------------
Business Infrastructure for Internet      $  100.00
 Services
-------------------------------------------------------------------------------------
Introduction to Pricing                   $  200.00
-------------------------------------------------------------------------------------
Infranet Reports                          $  200.00
-------------------------------------------------------------------------------------
Understanding Infranet's General Ledger   $  200.00
-------------------------------------------------------------------------------------

6  TECHNICAL ACCOUNT MANAGEMENT ("TAM") SUPPORT
   Portal will provide ____ [hours/days] (in blocks of 8 hours per day) of TAM support in accordance with attached Schedule ___ for a fee of _______________ ($______). In addition, Licensee shall pay all actual and reasonable travel expenses incurred with providing TAM support. TAM support fees shall be due and payable on the Effective Date.

7    PAYMENT SCHEDULE
     Licensee agrees to make payment in accordance with the following table:

                   Description                     Amount       Payment Due Date
--------------------------------------------------------------------------------------
License Fee Payment #1                               $           Effective Date
--------------------------------------------------------------------------------------
License Fee Payment #2                               $     30 Days from Effective Date
--------------------------------------------------------------------------------------
License Fee Payment #3                               $     60 Days from Effective Date
--------------------------------------------------------------------------------------
License Fee Payment #4                               $     90 Days from Effective Date
--------------------------------------------------------------------------------------
Annual Gold Support Payment                          $           Effective Date
--------------------------------------------------------------------------------------


                                   SCHEDULE B


                                     ORDER





Quote or Agreement Number:_______________________________

Licensee Purchase Order Number:__________________________




PURSUANT TO THE SOFTWARE LICENSE AGREEMENT ("AGREEMENT") BETWEEN PORTAL SOFTWARE, INC. ("PORTAL") AND _____________________________________ ("LICENSEE")
(COLLECTIVELY "THE PARTIES") ENTERED INTO BY THE PARTIES ON OR ABOUT _______________, 2001, LICENSEE HEREBY LICENSES THE ADDITIONAL SUBSCRIBERS AND/OR ADDITIONAL PRODUCTS SET FORTH BELOW AS CONTEMPLATED IN SECTION ___ OF SCHEDULE A OF THAT AGREEMENT. THE ADDITIONAL SUBSCRIBERS/PRODUCTS LICENSED UNDER THIS ORDER ("ORDER") ARE SUBJECT TO ALL OF THE TERMS AND CONDITIONS OF THE AGREEMENT. THIS ORDER SHALL BECOME EFFECTIVE ON THE DATE IT IS SIGNED BY PORTAL.




PORTAL SOFTWARE, INC.       LICENSEE_______________________________________

10200 S. DE ANZA BOULEVARD  CONTACT _______________________________________

CUPERTINO, CA 95014         ADDRESS _______________________________________

                            CITY    _______________________________________

                            STATE   _______________________ ZIP ___________

                            PHONE   ___________________ FAX: ______________



ADDITIONAL SUBSCRIBERS
----------------------

   APPLICATION NO.        SUBSCRIBER TYPE               QTY                 LICENSE FEE          ANNUAL SUPPORT FEE
----------------------------------------------------------------------------------------------------------------------
                                                                       $                       $
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

                                                               TOTAL   $                        $
----------------------------------------------------------------------------------------------------------------------

ADDITIONAL SOFTWARE PRODUCTS
----------------------------

THE FOLLOWING SOFTWARE PRODUCTS ARE HEREBY ADDED TO THE DEFINITION OF "LICENSED SOFTWARE" IN SCHEDULE A OF THE AGREEMENT:


       PRODUCT            SUBSCRIBER TYPE        NO. OF SUBSCRIBERS         LICENSE FEE          ANNUAL SUPPORT FEE
----------------------------------------------------------------------------------------------------------------------
                                                                       $                       $
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

                                                               TOTAL   $                        $
----------------------------------------------------------------------------------------------------------------------



I DECLARE THAT THE ABOVE INFORMATION IS ACCURATE AND THAT I AM IN COMPLIANCE WITH MY COMPANY'S BUSINESS PRACTICES IN MAKING THIS PURCHASE. BY SIGNING THIS ORDER, LICENSEE AGREES TO BE BOUND BY THIS ORDER AND LICENSEE AUTHORIZES PORTAL TO INVOICE LICENSEE FOR THE AMOUNTS SET FORTH HEREINABOVE, PLUS APPLICABLE TAX, VAT AND DELIVERY CHARGES.



TAX EXEMPT NO:___________________________   LICENSEE:____________________

P. O. NUMBER:____________________________   SIGNATURE:___________________

BILLING ADDRESS:_________________________   NAME/TITLE:__________________

_________________________________________   DATE SIGNED:_________________

_________________________________________



ORDER ACCEPTED BY PORTAL:

NAME:____________________________________

TITLE:___________________________________

DATE:____________________________________